UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2013

Date of Report (date of Earliest Event Reported)

Harrison Vickers and Waterman Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162072	26-2883037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

129 Glenwood Road, Glenwood Landing, NY 11547
(Address of principal executive offices, including zip code)

(203) 340-4123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation

Effective December 9, 2013 Dennis Mihalatos resigned as Chief Operating Officer of Harrison Vickers and Waterman Inc. (the “Company”). The resignation was not due to any disagreements between the undersigned and the Corporation (or its auditors and attorneys) in any respect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Harrison Vickers and Waterman Inc.

By:	/s/ James Giordano
James Giordano, Chief Executive Officer

Date: December 9, 2013